- - ------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
              -------------------------------------------------
              Current Report Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934



Date of Report: August 10, 1994

                           THE CIVISTA CORPORATION
- - ------------------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)

              Ohio                        0-17180               34-1574988
- - -------------------------------      -----------------      ------------------
(State or other jurisdiction of      (Commission File        (I.R.S. Employer
incorporation or organization)          Number)             Identification No.)


 100 Central Plaza South, Canton, Ohio                           44702-1403
- - ----------------------------------------                     ------------------
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:          (216) 456-7757
                                                            ------------------

Item 5: Other Events

        On August 10, 1994, The CIVISTA Corporation (CIVISTA) entered into an Agreement of Affiliation and Plan of Merger with First Bancorporation of Ohio (FBOH). Pursuant to this agreement, CIVISTA will be merged into FBOH and it is contemplated that Citizens Savings Bank of Canton, CIVISTA's savings and loan subsidiary, will merge with The First National Bank in Massillon, a Stark County subsidiary of FBOH. Under the terms of the agreement, FBOH will exchange 1.723 shares of its common stock for each outstanding CIVISTA share. CIVISTA has granted FBOH an option to acquire 350,655 shares of CIVISTA preferred stock at $33.50 per share. This merger is subject to the approval of CIVISTA and FBOH shareholders and various regulatory authorities.

        Included as Exhibits 99.1 and 99.2 are the Agreement of Affiliation and Plan of Merger and The CIVISTA Corporation Stock Purchase Option.

Item 7: Financial Statements and Exhibits

        (a) Financial Statements of Businesses Acquired

            Not applicable.

        (b) Pro Forma Financial Information

            Not applicable.

        (c) Exhibits

            99.1  Agreement of Affiliation and Plan of Merger.
            99.2  The CIVISTA Corporation Stock Purchase Option.


                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date August 16, 1994                    THE CIVISTA CORPORATION
     ----------------------             ----------------------------
                                        (Registrant)



                                        /s/ Jack R. Gravo
                                        ----------------------------
                                        Jack R. Gravo, President

                                EXHIBIT INDEX


                                                                Paper (P)
Exhibit                                                     or Electronic (E)
- - -------                                                     -----------------
99.1    Agreement of Affiliation and Plan of Merger                 E

99.2    The CIVISTA Corporation Stock Purchase Option               E